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                                                                Exhibit 4(a)(41)


                       Form of 1998 Supplemental Indenture

                        NIAGARA MOHAWK POWER CORPORATION

                                       to

                        BANKERS TRUST COMPANY, as Trustee

                            ------------------------

                             Supplemental Indenture

                            Dated as of June 30, 1998

                        Providing for the exchange of instruments relating to the following so as to evidence the extension of the due date thereof: Bonds of the Eighty-first Series, Bonds of the Eighty-second Series, Bonds of the Eighty-third Series, Bonds of the Eighty-fourth Series, Bonds of the Eighty-fifth Series and Bonds of the Eighty-sixth Series.


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     SUPPLEMENTAL INDENTURE dated as of June 30, 1998, made by and between
NIAGARA MOHAWK POWER CORPORATION, a corporation duly organized and existing under the laws of the State of New York, having its principal place of business (residence) at No. 300 Erie Boulevard West, Syracuse, New York (hereinafter sometimes referred to as the "Company"), party of the first part, and BANKERS TRUST COMPANY (successor to Marine Midland Bank, in turn, successor to Marine Midland Bank, N.A., a national banking association and, in turn, successor to Marine Midland Bank, a corporation duly organized and existing under the laws of the State of New York, formerly named the Marine Midland Trust Company of New York, Marine Midland Grace Trust Company of New York and Marine Midland Bank -- New York), a banking corporation and trust company duly organized and existing under the laws of the State of New York, having its principal corporate trust office at Four Albany Street, New York (hereinafter sometimes referred to as the "Trustee"), as Trustee under the Mortgage Trust Indenture hereinafter mentioned, party of the second part.

     WHEREAS, the Company (formerly Central New York Power Corporation) has heretofore executed and delivered to the Trustee its Mortgage Trust Indenture dated as of October 1, 1937 (hereinafter referred to as the "Original Indenture") and indentures supplemental thereto dated as of December 1, 1938, as of April 15, 1939, as of July 1, 1940, as of January 1, 1942, as of October 1, 1944, as of June 1, 1945, as of August 17, 1948, as of December 31, 1949, as of January 1, 1950, as of October 1, 1950, as of October 19, 1950, as of December 1, 1951, as of February 1, 1953, as of February 20, 1953, as of October 1, 1953, as of August 1, 1954, as of April 25, 1956, as of May 1, 1956, as of September 1, 1957, as of June 1, 1958, as of March 15, 1960, as of April 1,1960, as of November 1, 1961, as of December 1, 1964, as of October 1, 1966, as of July 15, 1967, as of August 1, 1967, as of August 1, 1968, as of December 1, 1969, as of February 1, 1971, as of February 1, 1972, as of August 1, 1972, as of December 1, 1973, as of October 1, 1974, as of March 1, 1975, as of August 1, 1975, as of March 15, 1977, as of August 1, 1977, as of December 1, 1977, as of March 1, 1978, as of December 1, 1978, as of September 1, 1979, as of October 1, 1979, as of June 15, 1980, as of September 1, 1980, as of March 1, 1981, as of August 1, 1981, as of March 11, 1982, as of April 1, 1982, as of June 1, 1982, as of August 1, 1982, as of November 1, 1982, as of March 1, 1983, as of May 1, 1983, as of June 1, 1983, as of March 1, 1984, as of May 1, 1984, as of July 1, 1984, as of October 1, 1984, as of January 1, 1985, as of February 1, 1985, as of February 15, 1985, as of November 1, 1985, as of June 1, 1986, as of August 1, 1986, as of October 1, 1986, as of November 1, 1986, as of July 1, 1987, as of May 1, 1988, as of February 1, 1989, as of April 1, 1989, as of October 1, 1989, as of June 1, 1990, as of November 1, 1990, as of March 1, 1991, as of October 1, 1991, as of April 1, 1992, as of June 1, 1992, as of July 1, 1992, as of August 1, 1992, as of April 1, 1993, as of July 1, 1993, as of September 1, 1993, as of March 1, 1994, as July 1, 1994, as of May 1, 1995 and as of March 20, 1996 (the "1996 Supplemental Indenture") (said Original Indenture, together with all instruments stated to be supplemental thereto to which the Trustee has heretofore been or shall hereafter be a party, including said enumerated Supplemental Indentures and this Supplemental Indenture, being herein referred to as the "Indenture"; capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture); and

     WHEREAS, the Company has entered into a 1998 Amendment and Restatement Agreement dated as of June 5, 1998 (the "1998 Amendment Agreement") with the parties to the


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following agreements to effect certain amendments thereto (including without limitation the extension of the maturity dates of the facilities therein) (all of which are as defined in the 1996 Indenture): the Term Loan Agreement, the Revolving Credit Agreement, the Morgan LC Agreement, the Toronto LC Agreement, the CIBC LC Agreement and the Master Creditor Agreement;

     WHEREAS, under the terms of the 1998 Amendment Agreement the Company and each of (as each is defined in the 1996 Indenture) the Term Lenders, the Revolving Lender Parties, the Morgan LC Credit Parties, the Toronto LC Credit Parties, the CIBC LC Credit Parties, the Master Creditor Agent and the Lender Parties have each agreed to the extension of the maturity (the "Maturities Extension") of each of the following from June 30, 1999 until June 1, 2000 (as each is defined in the 1996 Supplemental Indenture): the Bonds of the Eighty-first Series, the Bonds of the Eighty-second Series, the Bonds of the Eighty-third Series, the Bonds of the Eighty-fourth Series, the Bonds of the Eighty-fifth Series and the Bonds of the Eighty-sixth Series (together, the "Old Senior Finance Bonds");

     WHEREAS, each of the parties to the 1998 Amendment Agreement in the third recital above has under the provisions of the 1998 Amendment Agreement waived any and all rights to have meetings convened of the respective holders of the Old Senior Finance Bonds (or to receive prior notice of any such meeting) in relation to the Maturities Extension or for the Maturities Extension to be submitted to any approval, consent, notification, filing or voting procedures or requirements under the Indenture or otherwise in addition to their agreement to the Maturities Extension contained in the 1998 Amendment Agreement;

     WHEREAS, each of the parties to the 1998 Amendment Agreement has signed and collectively issued an instruction letter dated as of June 30, 1998 (the "Instruction Letter") to the Trustee agreeing to the Maturities Extension and instructing the Trustee to exchange instruments evidencing each of the Old Senior Finance Bonds for certificates evidencing amended Bonds of the Eighty-first Series, amended Bonds of the Eighty-second Series, amended Bonds of the Eighty-third Series, amended Bonds of the Eighty-fourth Series, amended Bonds of the Eighty-fifth Series and amended Bonds of the Eighty-sixth Series upon presentation and delivery of certain instruments as described herein;

     WHEREAS, the Company has requested the Trustee to enter into this Supplemental Indenture to give effect to the Maturities Extension;

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;


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            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE

                              W I T N E S S E T H:

     That for and in consideration of the premises of One Dollar to the Company duly paid by the Trustee at or before the execution and delivery of this Supplemental Indenture and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company does hereby covenant and agree with the Trustee for the benefit of the holders of the Old Senior Finance Bonds, as follows:

                                     PART I.

                                  AMENDMENT AND
                             EXCHANGE OF INSTRUMENTS
                         EVIDENCING SENIOR FINANCE BONDS

     SECTION 1. The stated maturity date of each Old Senior Finance Bond shall be extended from "June 30, 1999" to "June 1, 2000" (the Old Senior Finance Bonds as extended being the "Amended Senior Finance Bonds"). Pursuant to the Instruction Letter all of the holders of the Old Senior Finance Bonds have agreed to such extension.

     SECTION 2. The Trustee hereby agrees to comply with the instructions given by the signatories to the Instruction Letter in relation to the Old Senior Finance Bonds.

     SECTION 3. Upon delivery by the Company to the Trustee of certificates representing the Amended Senior Finance Bonds (which shall be identical to the certificates representing the Old Senior Finance Bonds except for the substitution of "June 1, 2000" for "June 30, 1999" as the stated maturity date), the Trustee shall authenticate the Amended Senior Finance Bonds and deliver them to the Master Creditor Agent in exchange for the Old Senior Finance Bonds delivered by the Master Creditor Agent to the Trustee in accordance with the Instruction Letter. The Trustee shall cancel the surrendered Old Senior Finance Bonds in accordance with the terms of the Indenture.

                                     PART II

                                   THE TRUSTEE

     SECTION 1. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. To the extent permitted by the provisions of Section 4 of Article Tenth of the Indenture, the Trustee shall not be answerable or accountable for anything whatsoever in connection with this Supplemental Indenture except for its own wilful misconduct or negligence.


                                       3
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                                    PART III

                            MISCELLANEOUS PROVISIONS

     SECTION 1. This Supplemental Indenture shall hereafter form a part of the Indenture; and all the terms and conditions contained in this Supplemental Indenture as to any provision authorized to be contained herein shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes. Except as expressly amended and supplemented by this Supplemental Indenture, the Indenture is hereby ratified and confirmed in all respects.

     SECTION 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original and shall remain in full force and effect, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed in their respective corporate names by their respective corporate officers thereunto duly authorized, and their respective corporate seals to be hereto attached and to be duly attested, all as of the day and year first above written.

                                    NIAGARA MOHAWK POWER CORPORATION


[CORPORATE SEAL]                    By
                                       --------------------------------
                                      Name:
                                     Title:


Attest:
       ---------------------------
       Title:


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